Exhibit 10.1
[Form of Letter Agreement of HCM Acquisition Company with
Highland Capital Management, L.P. and HCM Acquisition Holdings, LLC]
, 2007
HCM Acquisition Company
13455 Noel Road, Suite 800
Dallas, TX 75240
Re: Initial Public Offering of HCM Acquisition Company (the “Company”)
Gentlemen:
     This letter is being delivered to you in connection with an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 10 hereof.
     In consideration of the Company proceeding with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby acknowledges and agrees with the Company as follows:
     1. (a) Neither the undersigned nor any affiliate of the undersigned (including the Highland Group) will be entitled to receive, and no such person will accept, any finder’s fee, reimbursement, cash payment or other compensation from the Company for services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination, other than (subject to the following sentence) (i) repayment of that certain Promissory Note in the amount of $200,000 made to the Company by Highland Capital Management, L.P. (“Highland”) to cover offering-related and organizational expenses; (ii) a payment of an aggregate of $10,000 per month to Highland, for office space, secretarial and administrative services; (iii) payment of customary fees in connection with any financing that the Highland Group may arrange or originate in connection with an Initial Business Combination, provided that any such financing is on arm’s length terms and is described in the proxy materials the Company sends to its stockholders in connection with an Initial Business Combination; and (iv) reimbursement for any out-of-pocket expenses or advances related to the IPO and identifying, investigating and consummating an Initial Business Combination. The Company’s Audit Committee will review and approve all payments made to the undersigned and its affiliates (including the Highland Group), other than the payments described in clauses (i) and (ii) in the immediately preceding sentence, and any payments made to members of the Company’s Audit Committee will be reviewed and approved by the Company’s Board of Directors, with any interested director abstaining from such review and approval.

          (b) Neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, a finder’s fee, consulting fee or any other similar fees from any other person or entity in connection with an Initial Business Combination, other than (i) compensation or fees that may be received for any services provided following such Initial Business Combination and (ii) payment of customary fees in connection with any financing that the Highland Group may arrange or originate in connection with an Initial Business Combination, provided that any such financing is on arm’s length terms, approved by the Company’s Audit Committee and is described in the proxy materials the Company sends to its stockholders in connection with an Initial Business Combination.
          (c) The Company will not consummate any Initial Business Combination with any entity in which any of the Company’s initial stockholders, officers or directors or the Highland Group or any of its, our or their affiliates has a financial interest.
     2. In connection with any proposed Initial Business Combination the Company submits to its stockholders for approval, HCM Acquisition Holdings, LLC (the “Founder”) shall (a) vote the Founder’s Shares owned by it (x) in accordance with the majority of the shares of Common Stock voted by the Company’s Public Stockholders and (y) in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence, and each of Highland and the Founder shall (b) vote all shares of Common Stock that it may acquire in the IPO or in the secondary market, including the Limit Order Shares, in favor of (x) the Initial Business Combination and (y) an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence.
     3. The Founder hereby (a) waives, with respect to its Founder’s Shares any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account or to any other amounts distributed in connection with a liquidating distribution of the Company in the event that the Company does not consummate an Initial Business Combination and (b) agrees that the Company shall be entitled to reimbursement from the Founder for any such distribution of the Trust Account or any other such amounts distributed in connection with a liquidating distribution of the Company received by it with respect to its Founder’s Shares in the event that the Company does not consummate an Initial Business Combination.
     4. The undersigned shall indemnify and hold harmless the Company against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject, but only if, and to the extent that (a) the claims reduce the amounts in the Trust Account available for payment to holders of the IPO Shares in the event of a liquidation of the Trust Account, and (b) the claims are made by (i) a vendor for services rendered or products sold to us, (ii) by a third party with which the Company entered into a contractual relationship following consummation of the IPO or (iii) by a prospective target business; provided that such indemnity shall not apply to (x) any claimed amounts owed to a third party that executed a valid and legally enforceable waiver of any right, title, interest or claim of any kind in or to the Trust Account, or (y) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
     5. The Founder’s FINRA questionnaire and questionnaire for directors, officers and principal stockholders furnished to the Company and the Underwriters is true and accurate in all respects. The undersigned represents and warrants that:
          (a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
          (b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and
          (c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
     6. The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement, and hereby consents to being named in the Registration Statement.
     7. The Founder shall not, without the prior consent of the Company:
          (a) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the participation in the filing of a registration statement with the Securities and Exchange Commission (other than in accordance with the Registration Rights Agreement) in respect of;
          (b) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to; or
          (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, any Securities, or publicly announce an intention to effect any such transaction:
               (i) with respect to its Founder’s Securities, for a period of 180 days from the date the Company completes its Initial Business Combination or earlier in the event that subsequent to the consummation of the Initial Business Combination (x) the last sales price of the Common Stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period commencing 90 days after the date of the consummation of such initial Business Combination or (y) the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property,
               (ii) with respect to its Private Placement Securities, after the Company completes its Initial Business Combination, and
               (iii) with respect to its Limit Order Securities, for 180 days after the Company completes its Initial Business Combination.
The Founder acknowledges and agrees that the foregoing transfer restrictions hereby supersede the transfer restrictions set forth in Section 1(C)(v) of the Founder’s Securities Purchase Agreement with respect to the Founder’s Securities; provided, however, that the Founder may, at any time, transfer its Founder’s Securities to Permitted Transferees and transfer its Founder’s Warrants and Private Placement Securities in accordance with the Founder’s Securities Purchase Agreement and Warrant Agreement.
     8. Highland shall not, without the prior consent of the Company: (a) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the participation in the filing of a registration statement with the Securities and Exchange Commission (other than in accordance with the Registration Rights Agreement) in respect of; (b) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, any Limit Order Securities, or publicly announce an intention to effect any such transaction, for 180 days after the Company completes its Initial Business Combination.
     9. The undersigned shall:
          (a) Report to the Securities and Exchange Commission and publicly disclose pursuant to Form 4, Statement of Changes of Beneficial Ownership of Securities, each purchase of Limit Order Shares made by it pursuant to the Limit Order Agreement within two days of any such purchase.
          (b) Provide the Division of Trading and Markets of the Securities and Exchange Commission promptly upon request, but in any event no later than 30 days after any such request, a daily time-sequenced schedule of all purchases of Limit Order Shares made pursuant to the Limit Order Agreement, on a transaction-by-transaction basis, including (i) size, broker (if any), time of execution and price of purchase and (ii) the exchange, quotation system or other facility through which the purchase of Limit Order Shares occurred.
          (c) Cause appropriate representatives of the undersigned to be available to respond to any inquiries made by the Division of Trading and Markets of the Securities and Exchange Commission regarding purchases of Limit Order Shares made pursuant to the Limit Order Agreement.
     10. The undersigned on behalf of the Highland Group agrees to make its investment professionals available to you, at no cost, to actively source and structure an acquisition; provided, however, that none of these professionals, other than those serving as your officers or directors, shall owe you any fiduciary duty and none of them, including those serving as your officers or directors, are required to commit their full time to your affairs. In addition, the undersigned cannot assure you that they will commit any minimum amount of time to your affairs.
     11. The Founder represents and warrants that:
          (a) the Founder’s Securities Purchase Agreement has been duly authorized, executed and delivered by the Founder, is a valid and binding agreement of the Founder, enforceable against the Founder in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;
          (b) the Registration Rights Agreement has been duly authorized, and upon execution and delivery by the parties thereto, will be a valid and binding agreement of the Founder, enforceable against the Founder in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;
          (c) the Limit Order Agreement has been duly authorized, executed and delivered by the Founder, and is a valid and binding agreement of the Founder, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;
          (d) the Securities Purchase Agreement has been duly authorized, executed and delivered by the Founder and is a valid and binding agreement of the Founder, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability; and
          (e) this letter agreement has been duly authorized, executed and delivered by the Founder and is a valid and binding agreement of the Founder, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.
     12. Highland represents and warrants that:
     (a) the Right of First Review Agreement has been duly authorized, executed and delivered by Highland, and is a valid and binding agreement of Highland, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally and by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or law);
     (b) the Limit Order Agreement has been duly authorized, executed and delivered by Highland, and is a valid and binding agreement of Highland, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;
     (c) the Administrative Services Letter Agreement has been duly authorized, executed and delivered by Highland and is a valid and binding agreement of Highland, enforceable against Highland in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability; and
     (d) this letter agreement has been duly authorized, executed and delivered by Highland and is a valid and binding agreement of Highland, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.
     13. As used herein:
          (a) “Administrative Services Letter Agreement” shall mean an administrative services letter agreement, dated October 3, 2007, entered into by and between the Company and Highland relating to the use of office space, secretarial and administrative services.
          (b) “Founder’s Securities” shall mean the 7,187,500 units of the Company (the “Founder’s Units”), each consisting of one share of Common Stock (the “Founder’s Shares”) and one warrant to purchase one share of Common Stock (including the underlying shares of Common Stock) (the “Founder’s Warrants”), initially issued to the Founder pursuant to the Founder’s Securities Purchase Agreement and subject to adjustment pursuant thereto, including any securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the foregoing securities.
          (c) “Founder’s Securities Purchase Agreement” shall mean the agreement between the Founder and the Company, dated as of October 3, 2007 relating to the purchase by the Founder of the Founder’s Securities.

          (d) “Highland Group” shall mean collectively, Highland and its affiliates.
          (e) “Initial Business Combination” shall mean, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, the acquisition or acquisition of control of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition, a majority of the outstanding shares of Common Stock are voted in favor of the amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve the acquisition, and stockholders owning less than 30% of the IPO Shares are voted against such acquisition and exercise their conversion rights in connection with a vote to approve the acquisition.
          (f) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the IPO.
          (g) “Limit Order Agreement” shall mean the Rule 10b5-1 Stock Purchase Plan entered into by and among the Founder, Highland and Citigroup Global Markets Inc.
          (h) “Limit Order Securities” shall mean the shares of Common Stock (the “Limit Order Shares”) purchased pursuant to the Limit Order Agreement, including any securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the foregoing securities.
          (i) “Permitted Transferee” shall mean (i) any officer, director or employee of the Company; or (ii) any person affiliated or entity associated or affiliated with Highland, in each case that agree in writing to be bound by the transfer restrictions and voting, waiver of liquidation rights and adjustment provisions set forth in the Founder’s Securities Purchase Agreement, Warrant Agreement and herein applicable to the Securities being transferred.
          (j) “Private Placement Securities” shall mean the 5,000,000 warrants of the Company (the “Private Placement Warrants”), each to purchase one share of Common Stock (including the underlying shares of Common Stock) issued to the Founder pursuant to the Founder’s Securities Purchase Agreement.
          (k) “Promissory Note” shall mean the non-interest bearing and unsecured promissory note of the Company to Highland in the original principal amount of $200,000 due the earlier of September 30, 2008 or the consummation of the IPO.
          (l) “Public Stockholders” shall mean purchasers of shares of Common Stock in the IPO or in the secondary market, including any of the Company’s officers or directors or their affiliates and the undersigned, to the extent that they purchase shares of Common Stock in the IPO or the secondary market.
          (m) “Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the date hereof, entered into by and among the Company and the investors named on the signature pages thereto.

          (n) “Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (File No. 333-146597, originally filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on October 10, 2007) in the form it became effective and including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended.
          (o) “Right of First Review Agreement” shall mean the Right of First Review Agreement, dated as of [___], 2007, entered into by and between the Company and Highland.
          (p) “Securities” shall mean the Founder’s Securities, the Private Placement Securities, and the Limit Order Securities, including any securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the foregoing securities.
          (q) “Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of November 15, 2007, entered into by and among the Founder and each of Timothy K. Hui, Scott F. Kavanaugh, James F. Leary and Bryan A. Ward.
          (r) “Underwriters” shall mean the underwriters named in Schedule I to the Underwriting Agreement entered into by and between the Company and Citigroup Global Markets, Inc., as representative of such underwriters, in connection with the IPO.
          (s) “Trust Account” shall mean the trust account established under the Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company, as Trustee.
          (t) “Warrant Agreement” shall mean the agreement between the Company and American Stock Transfer & Trust Company, as Warrant Agent, dated as of the date hereof.
     The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.
     This letter agreement shall be binding on the undersigned and such person’s successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the distribution to the Public Stockholders of the Trust Account and liquidation of the Company; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination, and provided further that paragraph 4 of this agreement shall survive a termination.
     This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.
[Signature Page Follows]

[Signature Page to Letter Agreement for Founder and Highland]

HCM ACQUISITION HOLDINGS, LLC
By:
Name:
Title:

HIGHLAND CAPITAL MANAGEMENT, L.P.
By:	Strand Advisers, Inc.,
its General Partner

By:
Name:
Title:

Accepted and agreed: HCM ACQUISITION COMPANY
By:
Name:
Title: